UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 21, 2022 (Date of earliest event reported)

Oak Valley Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	001-34142 (Commission File Number)	26-2326676 (IRS Employer Identification Number)

125 N. Third Ave. Oakdale, CA (Address of principal executive offices)	95361 (Zip Code)

(209) 848-2265 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OVLY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held June 21, 2022, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions:

1.	To re-elect five members of the Board of Directors to serve until the expiration of their three (3) year term or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Votes
James L. Gilbert	3,494,794	348,808	2,286,377

H. Randolph Holder	3,509,772	333,830	2,286,377

Janet S. Pelton	3,492,386	351,216	2,286,377

Gary J. Strong	3,809,124	34,478	2,286,377

Danny L. Titus	3,494,716	348,886	2,286,377

2.         To ratify the appointment of RSM US, LLP as the Company’s registered public accounting firm, to perform audit services for the year 2022.

For	Against	Abstain	Non-Votes

6,117,235	2,929	9,815	0

3.         To amend the Company’s Bylaws to increase the number of members on the board of directors to range from eight (8) to fifteen (15).

For	Against	Abstain	Non-Votes

5,791,496	323,597	14,886	0

4.         To approve a non-binding advisory resolution on the compensation of the Company’s named executive officers.

For	Against	Abstain	Non-Votes

3,700,953	46,306	96,343	2,286,377

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2022
OAK VALLEY BANCORP

	By:	/s/ Jeffrey A. Gall
Jeffrey A. Gall
Senior Vice President, Chief Financial Officer
and Corporate Secretary
(Principal Financial Officer and duly authorized signatory)